Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PBF Logistics LP on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Thomas J. Nimbley, Chief Executive Officer of PBF Logistics GP LLC, the general partner of PBF Logistics LP, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PBF Logistics LP.

/s/ Thomas J. Nimbley
Thomas J. Nimbley
Chief Executive Officer
PBF Logistics GP LLC,
the general partner of PBF Logistics LP
February 22, 2018

A signed original of the written statement required by Section 906 has been provided to PBF Logistics LP and will be retained by PBF Logistics LP and furnished to the Securities and Exchange Commission or its staff upon request.